Exhibit 99.1

Cirrus Logic Reports Q4 FY18 Revenue of $303.2 Million

Progress on Strategic Initiatives in FY18 Positions the Company for Future Growth

AUSTIN, Texas--(BUSINESS WIRE)--May 2, 2018--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high performance, low-power ICs for audio and voice signal processing applications, today posted on its website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the fourth quarter and full fiscal year 2018, which ended Mar. 31, 2018, as well as the company’s current business outlook.

“While revenue for Q4 and FY18 was below expectations due to lower than anticipated smartphone unit volumes, Cirrus Logic made meaningful progress this past year on numerous strategic initiatives that we expect to position the company for a return to year-over-year growth in FY20,” said Jason Rhode, president and chief executive officer. “We have expanded our portfolio of products to address a wide range of solutions for flagship and mid-tier devices and are moving into new markets such as haptics and voice biometrics. As customers’ interest in enhancing the audio and voice user experience grows, we believe the breadth of Cirrus Logic’s portfolio and our cutting-edge technology will contribute to our continued success.”

Reported Financial Results – Fourth Quarter FY18

  Revenue of $303.2 million;
  GAAP and non-GAAP gross margin of 50.3 percent and 50.5 percent, respectively;
  GAAP operating expenses of $131.9 million and non-GAAP operating expenses of $106.8 million; and
  GAAP diluted earnings per share of $0.19 and non-GAAP diluted earnings per share of $0.51.

Reported Financial Results – Full Year FY18

  Revenue of $1.5 billion;
  GAAP and non-GAAP gross margin of 49.6 percent and 49.7 percent, respectively;
  GAAP operating expenses of $498.2 million and non-GAAP operating expenses of $407.3 million; and
  GAAP diluted earnings per share of $2.46 and non-GAAP diluted earnings per share of $4.27.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – First Quarter FY19

  Revenue is expected to range between $210 million and $250 million;
  GAAP gross margin is expected to be between 48 percent and 50 percent; and
  Combined GAAP R&D and SG&A expenses are expected to range between $133 million and $139 million, which includes approximately $13 million in share-based compensation and $13 million in amortization of acquired intangibles.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (416) 621-4642, or toll-free at (800) 585-8367 (Access Code: 9676759).

Cirrus Logic, Inc.

Cirrus Logic is a leader in high performance, low-power ICs for audio and voice signal processing applications. Cirrus Logic’s products span the entire audio signal chain, from capture to playback, providing innovative products for the world’s top smartphones, tablets, digital headsets, wearables and emerging smart home applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Cirrus Logic and Cirrus are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, operating income, operating expenses, gross margin, tax expense and tax expense impact on earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements including our statements about our future growth opportunities and expectations for a return to year-over-year growth in fiscal year 2020, along with estimates for the first quarter fiscal year 2019 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the first quarter of fiscal year 2019, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the timing and success of new product ramps and the extent to which customers adopt our new technologies and devices in new markets such as haptics; and the risk factors listed in our Form 10-K for the year ended March 25, 2017 and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Summary financial data follows:

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended

	Mar. 31,	Dec. 30,	Mar. 25,	Mar. 31,	Mar. 25,
	2018	2017	2017	2018	2017
	Q4'18	Q3'18	Q4'17	Q4'18	Q4'17
Portable audio products	$262,777	$438,650	$290,658	$1,363,876	$1,373,848
Non-portable audio and other products	40,396	44,091	37,206	168,310	165,092
Net sales	303,173	482,741	327,864	1,532,186	1,538,940
Cost of sales	150,543	247,653	163,585	771,470	781,125
Gross profit	152,630	235,088	164,279	760,716	757,815
Gross margin	50.3%	48.7%	50.1%	49.6%	49.2%

Research and development	95,556	96,978	77,972	366,444	303,658
Selling, general and administrative	36,307	34,604	31,752	131,811	127,265
Asset impairment	-	-	9,842	-	9,842
Total operating expenses	131,863	131,582	119,566	498,255	440,765

Income from operations	20,767	103,506	44,713	262,461	317,050

Interest income (expense), net	1,378	912	118	3,609	(1,924)
Other income (expense), net	(158)	322	82	(971)	(79)
Income before income taxes	21,987	104,740	44,913	265,099	315,047
Provision for income taxes	9,983	70,961	9,855	103,104	53,838
Net income	$12,004	$33,779	$35,058	$161,995	$261,209

Basic earnings per share:	$0.19	$0.53	$0.55	$2.55	$4.12
Diluted earnings per share:	$0.19	$0.52	$0.52	$2.46	$3.92

Weighted average number of shares:
Basic	62,654	63,453	64,232	63,407	63,329
Diluted	64,572	65,557	67,062	65,951	66,561

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended			Twelve Months Ended

	Mar. 31,	Dec. 30,	Mar. 25,	Mar. 31,	Mar. 25,
	2018	2017	2017	2018	2017
Net Income Reconciliation	Q4'18	Q3'18	Q4'17	Q4'18	Q4'17
GAAP Net Income	$12,004	$33,779	$35,058	$161,995	$261,209
Amortization of acquisition intangibles	13,266	11,600	8,255	48,066	33,252
Stock based compensation expense	12,533	12,512	10,888	48,740	39,594
Acquisition-related items	(279)	-	-	(4,327)	(3,566)
Asset impairment	-	-	9,842	-	9,842
Adjustment to income taxes	(4,502)	46,273	(7,289)	27,254	(41,480)
Non-GAAP Net Income	$33,022	$104,164	$56,754	$281,728	$298,851

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.19	$0.52	$0.52	$2.46	$3.92
Effect of Amortization of acquisition intangibles	0.21	0.18	0.13	0.73	0.50
Effect of Stock based compensation expense	0.19	0.19	0.16	0.74	0.59
Effect of Acquisition-related items	-	-	-	(0.07)	(0.05)
Effect of Asset impairment	-	-	0.15	-	0.15
Effect of Adjustment to income taxes	(0.08)	0.70	(0.11)	0.41	(0.62)
Non-GAAP Diluted earnings per share	$0.51	$1.59	$0.85	$4.27	$4.49

Operating Income Reconciliation
GAAP Operating Income	$20,767	$103,506	$44,713	$262,461	$317,050
GAAP Operating Profit	7%	21%	14%	17%	21%
Amortization of acquisition intangibles	13,266	11,600	8,255	48,066	33,252
Stock compensation expense - COGS	422	386	324	1,474	1,071
Stock compensation expense - R&D	6,847	6,995	5,987	26,136	21,186
Stock compensation expense - SG&A	5,264	5,131	4,577	21,130	17,337
Acquisition-related items	(279)	-	-	(4,327)	(3,566)
Asset impairment	-	-	9,842	-	9,842
Non-GAAP Operating Income	$46,287	$127,618	$73,698	$354,940	$396,172
Non-GAAP Operating Profit	15%	26%	22%	23%	26%

Operating Expense Reconciliation
GAAP Operating Expenses	$131,863	$131,582	$119,566	$498,255	$440,765
Amortization of acquisition intangibles	(13,266)	(11,600)	(8,255)	(48,066)	(33,252)
Stock compensation expense - R&D	(6,847)	(6,995)	(5,987)	(26,136)	(21,186)
Stock compensation expense - SG&A	(5,264)	(5,131)	(4,577)	(21,130)	(17,337)
Acquisition-related items	279	-	-	4,327	3,566
Asset impairment	-	-	(9,842)	-	(9,842)
Non-GAAP Operating Expenses	$106,765	$107,856	$90,905	$407,250	$362,714

Gross Margin/Profit Reconciliation
GAAP Gross Profit	$152,630	$235,088	$164,279	$760,716	$757,815
GAAP Gross Margin	50.3%	48.7%	50.1%	49.6%	49.2%
Stock compensation expense - COGS	422	386	324	1,474	1,071
Non-GAAP Gross Profit	$153,052	$235,474	$164,603	$762,190	$758,886
Non-GAAP Gross Margin	50.5%	48.8%	50.2%	49.7%	49.3%

Effective Tax Rate Reconciliation
GAAP Tax Expense	$9,983	$70,961	$9,855	$103,104	$53,838
GAAP Effective Tax Rate	45.4%	67.7%	21.9%	38.9%	17.1%
Adjustments to income taxes	4,502	(46,273)	7,289	(27,254)	41,480
Non-GAAP Tax Expense	$14,485	$24,688	$17,144	$75,850	$95,318
Non-GAAP Effective Tax Rate	30.5%	19.2%	23.2%	21.2%	24.2%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$0.15	$1.08	$0.15	$1.56	$0.81
Adjustments to income taxes	0.08	(0.70)	0.11	(0.41)	0.62
Non-GAAP Tax Expense	$0.23	$0.38	$0.26	$1.15	$1.43

CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Mar. 31,	Dec. 30,	Mar. 25,
	2018	2017	2017
ASSETS
Current assets
Cash and cash equivalents	$235,604	$226,640	$351,166
Marketable securities	26,397	12,822	99,813
Accounts receivable, net	100,801	217,619	119,974
Inventories	205,760	192,967	167,895
Other current assets	45,112	29,445	37,080
Total current Assets	613,674	679,493	775,928

Long-term marketable securities	172,499	173,717	-
Property and equipment, net	191,154	187,143	168,139
Intangibles, net	111,547	126,183	135,188
Goodwill	288,718	288,481	286,767
Deferred tax asset	14,716	16,467	32,841
Other assets	37,809	21,841	14,607
Total assets	$1,430,117	$1,493,325	$1,413,470

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$69,850	$116,274	$73,811
Accrued salaries and benefits	35,721	29,543	40,190
Other accrued liabilities	34,638	29,903	30,074
Total current liabilities	140,209	175,720	144,075

Long-term debt	-	-	60,000
Other long-term liabilities	128,180	106,239	57,703

Stockholders' equity:
Capital stock	1,312,434	1,301,800	1,259,279
Accumulated deficit	(139,345)	(92,402)	(107,014)
Accumulated other comprehensive income (loss)	(11,361)	1,968	(573)
Total stockholders' equity	1,161,728	1,211,366	1,151,692
Total liabilities and stockholders' equity	$1,430,117	$1,493,325	$1,413,470

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Investor Contact:
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com